Exhibit 99.1

Investor Presentation September 2011 Supplying a Growing America™

Certain statements in this presentation, and other written or oral statements made by or on behalf of us, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, including statements regarding guidance, are forward-looking statements within the meaning of these laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that the expectations will be realized. These forward-looking statements are subject to a number of known and unknown risks and uncertainties, many of which are beyond our control that could cause actual results to differ materially and adversely from such statements. These risks and uncertainties are detailed in our filings with the U.S. Securities and Exchange Commission. Please refer to those filings for more information on these risk factors and uncertainties. All forward–looking statements are qualified in their entirety by such risk factors and uncertainties. These forward-looking statements speak only as of the date of this presentation, and, except as required by law we undertake no obligation to publicly update or revise any forward-looking statement, whether as the result of future events, new information or otherwise. Unless the context otherwise requires, when we use ‘‘Intrepid,’’ ‘‘our,’’ ‘‘we’’ or ‘‘us’’ during this presentation, we are referring to Intrepid Potash, Inc. and its consolidated subsidiaries. Cautionary Statements Regarding Forward-Looking Information 2

Intrepid Potash Strategically Located, Potash-Only Company Intense Margin Focus - Strategic marketing Capital investment to increase recoveries and productivity, which is designed to lower per ton production cost Improve reliability and efficiency Innovative production methods 3 Florida New Mexico Texas Oklahoma Kansas Nebraska South Dakota Montana Wyoming Colorado Utah Idaho Arizona Nevada Washington California Oregon Kentucky Maine New York Pennsylvania Michigan Vermont New Hampshire Virginia West Virginia Ohio Indiana Illinois North Carolina Tennessee South Carolina Alabama Mississippi Arkansas Louisiana Missouri Iowa Minnesota Wisconsin Georgia North Dakota HB Solar Solution Mine Developmental Asset Operating Solar Evaporation Solution Mine Operating Conventional Mine Carlsbad Reserve Development Assets ® Intrepid’s production focus combined with potash fundamentals delivers long-term margin opportunity

Company Overview 4 The largest U.S. producer of potassium fertilizer Only western world producer created and dedicated solely to potash-related products Supplies ~1.5% of global demand and ~9.4% of U.S. demand 1 of 2 global producers of sulfate of potash magnesia, marketed as Trio® 5 active production facilities

Robust agricultural commodity prices are supportive of farmer economics Strong summer warehouse fill expected to continue through September Timing of fall weather window will determine harvest dates, warehouse depletion / demand, and farmers ability to apply fertilizer Solid fertilization rates and demand for potash is anticipated during fall application window as farmers seek to maximize yield 5 Current Potash Market

A Fundamental Shift Has Occurred in the Potash Market Over the Last Ten Years U.S. Mid-West (fob warehouse) $560-590 spot Saskatchewan (fob mine) $545-557 spot E.C.L. America cfr $499-508 spot SE Asia cfr $499 spot W. Europe (cfr import) $459-472 spot India (cfr Indian port) (standard) $426-481 Contracts as of August 2011 6 Mid-West Granular MOP ($/ton) Sources: Green Markets, Fertecon, International Plant Nutrition Institute (IPNI). Current Prices ($ / ton) Dec. 2006: Berezniki 1 mine flood removes 1.3MM tons of KCL 1991: Collapse of Soviet Union 2006: Canpotex concludes pricing negotiations with China 1997: Potacan mine flood removes 0.8MM tons of KCL 1986: Berezniki 3 mine flood removes 1.8MM tons of KCL 2000: Intrepid acquisition of Moab 2004: Intrepid acquisition of Carlsbad and Wendover Aug. 2008: Record low potash inventories June 2011: PCS announces $30 price increase to $590 per ton FOB Mid-West warehouse Aug.2011: BPC and Canpotex agree to six month contracts with India for an avg. of $445 per ton Population growth in developing countries and increasing coarse grain demand coupled with insufficient potash supply have lead to the current pricing environment 0 100 200 300 400 500 600 700 800 900 1985 1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 2009 2011

Few Deposits, Fewer Global Producers 7 2010 Production– MM KCL Equivalent Tons (2) (3) (2) (2) Sources: Public filings and select country data from Fertecon (1) Mosaic’s fiscal year ends on May 31, data has been adjusted to reflect calendar year (2) PCS has ownership stake. (3) PCS markets Intrepid Potash’s products exclusively outside North America. (4) Compass Minerals produces potassium sulfate (SOP), which does not compete directly with MOP. Compass Minerals’ SOP is produced both directly and by reprocessing MOP purchased from other producers. Estimated reprocessed production is excluded from the figures for Compass Minerals. (5) Uralkali and Silvinit Merged in May 2011. Their historic production as separate companies has been combined. (1) (4) Production Share Canpotex BPC (5) 1.5% 24.3% 18.8% 21.6% 33.8% Intrepid PCS Affiliates BPC RoW Canpotex

Potash Deliveries Track Population Growth and Global Demand is Growing 8 Long-term correlation of potash deliveries to historical global population growth Population growth continues Utilizing the 1.1% growth rate in world population of 6.9 billion people: Each year there are approximately 75 million more people in the world, the equivalent of nine more New York Cities This would require an annual addition of 40 million acres of arable land (1.2x the farmland in Iowa)(2) A world yield increase of 1.1% per year to maintain current rates of arable land Sources: Fertecon, US Census Bureau. (1) Fertecon (2) State Data Center of Iowa; 2006 estimate. Collapse of Soviet Union Historical Global Population or Potash Delivery Trendline Potash Deliveries 5-Year Forward Compound Annual Growth Rates (2011 – 2015) Brazil 2.6% China 3.7% India 8.1% (1)

Fundamentals of Increasing Population Continue to Drive Grain Demand Over the Long-Term 9 Note: Grains include corn, wheat, barley, oats and sorghum. Stocks to use ratio is average inventory / consumption for that year; data updated monthly. Sources: United Nations Food and Agriculture Organization (FAO), USDA, Potash & Phosphate Institute (PPI,) International Fertilizer Industry Association (IFA), Fertecon. (1) Futures prices based on closing price of Chicago Board of Trade futures contracts as of 09/09/11; futures prices for December delivery in forecast years. Hectares of Arable Land per Person Hectares per person Crop Prices Over Time(1) World Grain Production and Stocks-to-Use Ratios Grain Production Stocks-to-Use Ratio 5 Year Average Fall 2011 Futures Soybeans: $9.65 $14.26 Wheat: $5.95 $7.28 Corn: $3.98 $7.36 2011 F 10% 20% 30% 40% 50% 600 800 1,000 1,200 1,400 1,600 1,800 2,000 1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 2010E Stocks to Use Ratio Grain Production (Millions of Tons) 0.38 0.32 0.29 0.25 0.22 0.21 0.00 0.10 0.20 0.30 0.40 0.50 1970 1980 1990 2000 2010E 2020E

Strong Returns for Farmers 10 - Non-land fixed costs include: labor, opportunity cost of unpaid labor, taxes, insurance, general overhead, and machine and equipment expenses. - Other variable costs include: seed, chemicals, fuel, lube, electricity, repairs, water, interest, custom operations, and drying. - Land costs are shown as the rental rate of land (opportunity cost). - Corn Farm Price is Dec. ‘11 for 2010/11 and Dec. ‘11 for 2011/12 futures price minus $0.30 basis as of 09/09/11 - Potash consumption in shown in fertilizer years (2009/2010 included under 2009). Data is estimated for 2010. Sources: USDA, Fertecon, Intrepid Potash®. . Corn Farm Price Potash (5%) Land (23%) Non-Land Fixed Costs (26%) Other Variable Costs (32%) Phosphate (4%) Per Bushel Return Historical Corn Input Costs and Price US Potash Fertilizer Consumption $ per bushel Potash Consumption (KCL tons ‘000) Nitrogen (9%) Largest margin opportunity for farmers in recent history 2010/11 2011/12 as of 9/9/11 Farm Price $4.39 $7.06 Gross Margin $0.67 $2.90 Input Costs Potash $0.19 $0.20 Nitrogen $0.33 $0.57 Phosphate $0.16 $0.17 Other Fertilizer $0.03 $0.03 Other Variable $1.21 $1.34 Non-Land $0.93 $0.94 Land $0.88 $0.91 Total $3.72 $4.16 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 - 1.00 2.00 3.00 4.00 5.00 6.00 7.00 1996/97 1997/98 1998/99 1999/2000 2000/01 2001/02 2002/03 2003/04 2004/05 2005/06 2006/07 2007/08 2008/09 2009/10 2010/11F 2011/12F

Why Consider an Investment in Intrepid Potash Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Margin Focused Decision Making Strategically Located Assets Diversified Markets and Customer Base with Enhanced Product Flexibility Well-Defined, Attractive Organic Growth Opportunities Designed to Lower Per-Ton Costs 11 ®

Strategically Located Assets 12 Average Potash Consumption in Intrepid’s Markets is Greater than 5x of Intrepid’s Average Production Low High Sources: Association of American Plant Food Control Officials (AAPFCO), The Fertilizer Institute (TFI), Intrepid Potash. (1) AAPFCO, Fertecon, USDA. New Mexico Texas Oklahoma Kansas Colorado Mississippi Arkansas Louisiana Idaho Washington Oregon Nebraska Missouri Iowa Illinois California Wyoming Utah Arizona Nevada Minnesota

2005 2006 2007 2008 2009 2010 2011 YTD Intrepid average net realized sales price $162 $179 $194 $486 $541 $363 $453 Intrepid advantage vs. N.A. competitors $29 $43 $39 $88 $151 $61 $88 (2) Intrepid’s Potash Price Advantage: Strategically Located and Lower Royalties 13 Sources: Green Markets and Fertecon Notes: (1) Average net realized sales price advantage is an operating performance measure calculated as the difference between our average net realized sales price and the combined average net realized sales prices of Potash Corporation of Saskatchewan Inc., The Mosaic Company, and Agrium Inc. ("Agrium") based on publicly available information. In calculating these average net realized sales prices, we assumed a freight rate of $18 per ton for Agrium based on historical reported results as freight was not separately disclosed in Agrium’s latest periodic filing. (2) Cash COGS, net of by product credits is an operating performance measure defined as total cost of goods sold including royalties, and excluding depreciation, depletion and amortization. (3) Intrepid Q2 2011 government payments were $16/ton, North American competitor average was $30 / ton Intrepid vs. North American Competitors Q2 2011 ($ per potash ton) Intrepid’s Potash Advantage Q2 2011 ($ per potash ton) Intrepid’s potash cash margin advantage has averaged $39 per ton over the last three years Intrepid’s average net realized sales price advantage has been greater than 20 percent Intrepid’s 3.5% net sales royalty rate is significantly lower than royalty and resource tax burden of Intrepid’s principal competitors (2) (3) (1) (1) (1) (1) ($60) ($40) ($20) $0 $20 $40 $60 $80 Price Cash COGS Cash Margin Advantage $74 ($54) $20 $0 $100 $200 $300 $400 $500 Price Cash COGS $462 $206 $388 $152 Intrepid N. American Competitors ($54) $74

Intrepid sells into three different markets: Industrial is primarily deliveries of standard potash to distributors to oil and gas drillers Ability to granulate ~80% of current production, providing flexibility to meet end market demand Market Product Size Agricultural Granular Industrial Standard Animal Feed Standard Diversified Markets and Customer Base with Increased Flexibility in Product Mix 14 Potash Sales for 2010 Industrial Agricultural Animal Feed Includes: Barley Corn Cotton Hay Nuts Rice Soybeans Vegetables Wheat FY 2008 FY 2009 FY 2010 Agricultural 62% 69% 82% Industrial 30% 18% 11% Animal Feed 8% 13% 7%

Intrepid’s Capital Investment Strategy is Targeted on Improving Margin 15 Increased Recoveries Increased Reliability Increased Productivity Reduced Per Ton Costs

Intrepid’s Capital Investment Strategy is Executed by Focusing on Three Core Areas Additional Granulation Capacity Moab Compactor Wendover Compactor Langbeinite Granulation Plant North Compaction Upgrade 16 Additional Mining Capacity Additional Mine Panels Additional Moab Horizontal Potash Caverns HB Solar Solution Mine Recovery Improvement Projects New Moab Brine Heater Increased Automation of Mine Operations Langbeinite Dense Media Separation Plant

 Intrepid is focused on upgrading the efficacy of its granulation capacity throughout its operations Increased granulation capacity provides flexibility in production between granular and standard and allows Intrepid to right size production to meet market demand 17 Additional Granulation Capacity is Key to Marketing and Production Flexibility Granulation Projects Facility Product Anticipated Granulation Capacity Estimated In Service Date Moab, Utah Potash 100% of annual production In Service Wendover, Utah Potash 100% of annual production 2011 Carlsbad, New Mexico East Facility Trio® 100% of annual Trio® production 2012 Carlsbad, New Mexico North Facility Potash 100% of annual production from West Mine and anticipated HB Solar Solution Mine production 2013

Major Capital Projects that Further the Capital Investment Strategy Serve as the Foundation for Future Growth

2011 Capital Investment Budget of $140 to $165 million

Major Capital Projects	Facility	Key Expected Benefits	Estimated Capex Range for Future Projects (1)	Estimated in service date
Additional Granulation Capacity				
Wendover Compaction and Warehouse Projects	Wendover	• Ability to granulate 100 percent of production • Provides flexibility to respond to differing market demands	~$18MM	2011
Langbeinite Recovery Improvement Project ("LRIP") – Trio® Granulation Plant	Carlsbad, East	• Ability to granulate 100 percent of Trio® production • Provides flexibility to respond to differing market demands	See LRIP Total Below	2012
Carlsbad Compaction Project	Carlsbad, North	• Ability to granulate 100 percent of production from West Mine and HB Solar Solution Mine • Provides flexibility to respond to differing market demands	Engineering Ongoing	2013
Additional Mining Capacity				
HB Solar Solution Mine	Carlsbad HB	• Convert inactive mine to low-cost solution mine • Utilize solar evaporation to create low cost tons • Expected annual production of 150,000 – 200,000 tons • EIS process expected to be completed first quarter 2012	Engineering Ongoing	2013
Additional Mine Panels	Carlsbad East & West	• Increase underground ore recovery • Increase production	~$15MM	2011
Recovery Improvement Projects				
LRIP – Dense Media Separation Plant	Carlsbad East	• Step change in langbeinite recoveries • Reduced water consumption • Lower East Mine per ton cost structure • Added flexibility to product mix	$85-$90MM	2011
Distributed Control System	Carlsbad East & West	• Enhance both surface and underground operational performance of facilities • Reduce downtime between shifts	~$8MM	2011

(1) All dollar amounts for future capital spending are estimates that are subject to change as projects are further developed, modified, deferred, or canceled.

INTREPID POTASH
Supplying a Growing America™

18

Based on third-party feasibility study. HB Solar Solution Mine expected to be among the lower-cost potash mines in North America Same proven solar evaporation and solution mining technology as used in Moab Will share some infrastructure with existing Carlsbad operations Production cost per ton estimated to be $65 to $75 per ton(1) Estimated annual production – 150,000-200,000 tons Filed permit application in March 2008; Proposed Mine plan submitted to the BLM in May 2008; BLM requested Environmental Impact Statement (EIS) in January 2009 First production will result approximately 18 months after construction begins with ramp up to full production expected in the succeeding year, reflecting the benefit of a complete annual evaporation cycle applied to filled evaporation ponds Total area available to be flooded: 1.3x size of Manhattan Scope of project represents a fraction of the total potential extent of the underground mine workings 19 HB Solar Solution Mine: Incremental Low-Cost Tons Potash Pillar HB Solar Solution Mine Injection Area

HB Solar Solution Mine: Project Timeline & EIS Process 20 Anticipate completing EIS review process and receiving the Record of Decision in the first quarter of 2012, reflecting updated timeline from BLM Received air quality permit for the HB mill from the New Mexico Environment Department in July of 2011 In process of updating project cost estimates to reflect changes in scope, commodity price escalation and the items described as alternatives evaluated by the BLM in the draft EIS HB Solar Solution Mine Project Update

Langbeinite Recovery Improvement Project: A Market Building Opportunity Initial investment to recover langbeinite from the East Mine in 2005 Langbeinite Recovery Improvement Project represents the next step in the development of Intrepid’s langbeinite business Optionality to add on to the project to further increase productivity in the future Intrepid has over 50 years of remaining langbeinite reserves 21 Intrepid’s Langbeinite Marketing Philosophy - Build New Markets Develop further the current domestic and international markets Grow demand for granular Trio® based on the value proposition of magnesium and sulfate combined with potassium

Langbeinite Recovery Improvement Project Construction on the dense media separation plant and the granulation plant well underway Dense media separation plant to be tied into existing facility in September Expected to increase Trio® recoveries from the current levels of approximately 30-35 percent to approximately 50 percent, thereby reducing cash costs per ton Expected to reduce process water consumption Allows for production flexibility through the ability to granulate 100 percent of standard Trio® production, effectively tripling our granular capacity Total project investment of approximately $85mm - $90mm Attractive IRR of ~25 percent at today's Trio® pricing 22 Project Benefits & Opportunities Project Economics Project Progress

23 Final Thoughts Strong Long-Term Industry Fundamentals The Only Western World Potash Pure-Play Margin Focused Decision Making Strategically Located Assets Diversified Markets and Customer Base with Enhanced Product Flexibility Well-Defined, Attractive Organic Growth Opportunities that Lower Per-Ton Costs

Appendix ®

25 Conversion Rates 1 metric tonne = 1.102 short tons 1 product ton of potash (KCL or KCL Equivalent) = 61% K20 1 product ton of langbeinite = 22% K20 1 product ton of SOP = 50% K20

26 Solid Financial Performance Adjusted EBITDA(1) (In millions) Balance Sheet as of June 30, 2011 (1) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation. Net Income (In millions) Earnings Per Share (Diluted) Cash and Investments $158 million Total Assets $878 million Debt Outstanding $ - Stockholders’ Equity $819 million Availability Under the Credit Line $250 million

27 Selected Financial Data Adjusted Net Income (1) (In millions) Adjusted EBITDA (1) (In millions, except gross margin percentage) Net Sales (In millions) Earnings Per Share (Diluted) This is a financial measurement not calculated based on U.S. Generally Accepted Accounting Principles (Non GAAP). Non-GAAP reconciliation available in the appendix to this presentation.

Non-GAAP Reconciliation

- Adjusted Earnings before income taxes, interest, depreciation and amortization ("EBITDA") is computed as net income adjusted for the add back of income tax expense, interest expense including derivatives, depreciation, depletion, amortization, asset retirement obligation liability accretion, write-off of term loan bank fee and impairment. This non-GAAP measure is presented since management believes that it provides useful additional information to investors for analysis of Intrepid's ability to internally generate funds for capital investment. In addition, EBITDA is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions. EBITDA should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since EBITDA excludes some, but not all items that affect net income and net cash provided by operating activities and may vary among companies, the EBITDA amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted EBITDA

	2009			2010				2011	
	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Net Income	$14,436	$9,520	$6,705	$11,846	$3,602	$11,659	$18,178	$28,279	$30,708
Add: Income tax expense	13,023	6,392	2,294	7,661	2,490	8,187	11,420	18,851	20,068
Add: Interest Expense, including realized and unrealized derivative gains and/losses	-251	639	2,147	555	478	430	51	113	389
Add: Depreciation, depletion, amortization and accretion	4,256	4,270	5,310	6,539	6,687	6,60	7629	8,533	8,691
Total Adjustments	17,028	11,301	11,301	14,755	9,655	15,477	19,100	27,497	29,148
Adjusted Earnings Before Income Taxes, Interest Depreciation, Depletion and Amortization	$31,646	$20,821	$14,523	$26,601	$13,257	$27,136	$37,278	$55,776	$59,856

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INTREPID POTASH
Supplying a Growing America™

Non-GAAP Reconciliation

- Adjusted net income is calculated as net income adjusted for significant non-cash and unusual items. Examples of non-cash and unusual charges include insurance settlements from property and business losses, non-cash gains or losses associated with unrealized derivative adjustments, our abnormal production adjustment, and the write-off of costs associated with the delay in permitting for the HB Mine associated with contractor mobilization and demobilization. The non-GAAP measure of adjusted net income is presented because management believes it provides useful additional information to investors for analysis of Intrepid's fundamental business on a recurring normal basis. In addition, management believes that the concept of adjusted net income is widely used by professional research analysts and others in the valuation, comparison, and investment recommendations of companies in the potash mining industry, and many investors use the published research of industry research analysts in making investment decisions.

  Adjusted net income should not be considered in isolation or as a substitute for net income, income from operations, cash provided by operating activities or other income, profitability, cash flow, or liquidity measures prepared under GAAP. Since adjusted net income excludes some, but not all items that affect net income and may vary among companies, the adjusted net income amounts presented may not be comparable to similarly titled measures of other companies.

Calculation of Adjusted Net Income

	2009			2010				2011	
	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Net Income	$14,436	$9,520	$6,705	$11,846	$3,602	$11,659	$18,178	$28,279	$30,708
Adjustments									
Insurance settlements from property and business losses	2	(5)	(1)	-	-	-	-	(12,500)	-
Unrealized derivative (gain) loss	(846)	117	(631)	(89)	(28)	(56)	(447)	(321)	(224)
Cost associated with abnormal production	5,179	5,784	9,366	470	-	-	-	-	-
Write-off mobilization costs associated with the delay of the HB Mine	586	-	-	-	-	-	-	-	-
Other	-	-	-	-			-		(4,692)
Calculated tax effect (1)	(1,929)	2,311	3,494	(151)	11	22	177	5,128	1,955
Total Adjustments	2,992	3,585	5,240	230	(17)	(34)	(270)	(7,693)	(2,956)
Adjusted Net Income	$17,428	$13,105	$11,945	$12,076	$3,585	$11,625	$17,908	$20,586	$27,752

(1) Estimated effective tax rate of 39.6 percent for 2010 and 40.0 percent for 2009

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INTREPID POTASH®
Supplying a Growing America™

30 Historical Quarterly Production and Sales Summary Quarter ended September 30, December 31, March 31, June 30, September 30, December 31, March 31, June 30, September 30, December 31, March 31, June 30, Potash 200 201 137 131 112 124 172 165 166 224 234 209 Trio® 50 34 42 45 60 45 57 39 32 31 31 44 Potash 204 94 99 80 111 150 243 129 221 216 196 225 Trio® 50 17 38 45 40 25 70 63 45 27 52 39 2011 2008 2009 2010 Production Volume (In thousands of short tons) Sales Volume (In thousands of short tons)

31 Estimated Long-Life Reserves (1) Product / Operations Date Mine Opened Current Extraction Method Minimum Remaining Life (years) Muriate of Potash Solar Moab 1965 Solution 125 Wendover 1932 Shallow Brine 30 HB Solar Solution Mine(2) N/A Solution 28 Conventional Carlsbad West 1931 Underground 158 Carlsbad East 1965 Underground 58 Sulfate of Potash Magnesia (Langbeinite) Carlsbad East 1965 Underground 65 (1) The determination of estimated reserves has been prepared by Intrepid and is based on an independent review and analysis of our mine plans, geologic, financial and other data by Agapito Associates, Inc. See our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for more information. (2) The Carlsbad HB Solar Solution Mine reserves are based on the planned flooding of 4,400 of the 21,600 acres of the old mine workings and recovery of potash from the residual pillars only with the brine extracted using submersible pumps. Debottlenecking capacity brings efficiencies and lowers per ton costs

32 Intrepid Production Volume History & Outlook Tons (000’s) Intrepid’s Potassium Production Volume Growth Estimated Productive Capacity at Full Operating Rates(1) Historical ® ® Productive capacity is affected by operating rates, recoveries, mining rates and the amount of development work that Intrepid performs and, therefore, actual production rates for mining companies tend to be lower than estimated total productive capacity. 0 200 400 600 800 1,000 1,200 1,400 1,600 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Potash Production Trio Production Current Estimated Potash Productive Capacity Current Estimated Trio Productive Capacity LRIP Production HB Production

Intrepid Average Net Realized Sales Price Advantage 33 Source: Company Reports, Intrepid Quarterly Net Realized Sales Prices Q2 ‘10 Q3 ‘10 Q4 ‘10 Q1 ‘11 Q2 ’11 Intrepid $376 $343 $363 $442 $462 Mosaic $305 $300 $300 $325 $366 Agrium $322 $297 $327 $360* $420* Potash Corp. $280 $277 $293 $332 $377 * Average net realized sales price advantage is an operating performance measure calculated as the difference between our average net realized sales price and the combined average net realized sales prices of Potash Corporation of Saskatchewan Inc., The Mosaic Company, and Agrium Inc. ("Agrium") based on publicly available information. In calculating these average net realized sales prices, we assumed a freight rate of $18 per ton for Agrium based on historical reported results as freight was not separately disclosed in Agrium’s latest periodic filing. $0 $20 $40 $60 $80 $100 $120 $140 $160 $0 $100 $200 $300 $400 $500 $600 2004 2005 2006 2007 2008 2009 2010 2011 YTD Intrepid's Average Net Realized Sales Price Per Ton Advantage Intrepid Agrium* Mosaic Potash Corp Producer Realized Potash Sales Prices Producer Average Net Realized Potash Sales Price Per Ton ($/ton) Intrepid's Average Net Realized Sales Price Per Ton Advantage ($/ton) Intrepid's Average Net Realized Sales Price Advantage (2004 - 2011) : 25%

34 Potash Salt Nitrogen Complementary Business Agrium Potash Phosphates The Only Western World Potash Pure-Play K+S Potash Potash Phosphates Nitrogen Potash Corp Mosaic Uralkali Potash Intrepid Comparables Revenue by Product - North America Comparables Revenue by Product - International ICL Potash Fertilizer & Phosphates Chemicals & Others Advanced Technologies Nitrogen Phosphates Retail Potash sources: Intrepid Potash®, company websites and publicly available 2010 company financial statements. Other

Why Potash Only?

Market Structure for Key Fertilizer Nutrients

	Potash	Nitrogen	Phosphate [5]
Producing Countries	12	~60	~40
Key Inputs	■ Potash ore	■ Natural gas	■ Phosphate rock ■ Sulfuric acid ■ Ammonia
% of Overall Fertilizer Market [1]	17%	59%	24%
Market Share of Top 5 Producers[2]	64%	13% Ammonia 39% Urea	41% Phosphoric Acid 49% Phosphate Rock
% of Production Government Controlled[1]	19%	51%	50%
Industry Nameplate Operating Rate [2]	85% Potash (93% Productive Capacity)[3]	86% Ammonia 89% Urea	81% Phosphoric Acid 82% Phosphate Rock
Time for Greenfield	Minimum 7 years	3 years	3 – 4 years
Logistics for Greenfield	Most Difficult	Least Difficult	More Difficult
Estimated Cost for Greenfield [1,4]	$5.5 Bn for 2.2MM Tons	$1.4Bn for 1.0MM Tons	$1.5Bn for 1.0MM Tons

(1) Potash Corp.
(2) Potash percentage represents 2007, nitrogen and phosphate percentages represent 2005 figures from Integer Research Ltd.
(3) Estimated by Intrepid Potash based on publicly available historic production data. Operating capacity rates for nitrogen and phosphate expressed as percentage of nameplate capacity. Productive capacity for potash estimated based on publicly available historic production data.
(4) Includes infrastructure outside the plant gates (e.g. rail, road networks, utility systems).
(5) Includes all types of phosphate fertilizer production.

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INTREPID POTASH®
Supplying a Growing America™

Global Industry Susceptible to Production Interruptions & Supply "Shocks"

Mine Closures Due to Water Inflows


St. Paul mine(Congo)
(0.8MM tons KCL / yr)
Berezniki 3 mine
(1.8MM tons KCL / yr)
PCA (Patience Lake)
(0.8MM tons KCL / yr)
Potacan mine
(0.8MM tons KCL / yr)
Berezniki I
(1.3MM tons KCL / yr)
1976
1980
1984
1988
1992
1996
2000
2004
2011

Mines with Water Inflows

- K2 Mine Esterhazy
- Penobsquis Mine, Sussex
- Belaruskali Mine #2

Due to geology, in the 70 plus years of potash mining in the Carlsbad area, there has never been a mine lost to flooding or a water incursion

Mine Closures Due to Depletion

Depleted Conventional Mines	Mines Currently With Less than 15 Years Reserve Life
Theodore, Amelie, Marie Louis mines in France	Hersey, United States - Mosaic
Pasquasi and San Cataldo mines in Italy	Boulby, England – ICL
Salzdetfurth, Friedrichshall, Bergmannssegen-Hugo, Siegfried-Giesen, and Niedersachen-Riedel German mines	Soligorsk I, Belarussia - Belaruskali
Trona, California	Taquari, Brazil – Vale
Several West German / East German mines	
Horizon-Amax, Wills-Weaver, Saunders in Carlsbad	

sources: Fertecon, Intrepid Potash®, and public filings

INTREPID POTASH®
Supplying a Growing America™

36

37 Carlsbad Potash Area

United States Potash Consumption 38 Sources : Fertecon, United States Department of Agriculture (USDA). Potash consumption is shown in fertilizer years (July – June). Grains stocks include: Barley, Corn, Oats, Sorghum, Wheat Potash fertilizer consumption has remained relatively constant, with an annual volatility of approximately eight percent, over the past 27 years Corn acres planted in the U.S. in the years 2007 through 2010 were 93.5, 86.0, 86.4 and 88.2 million acres. 2011 planted acreage is estimated at 92.3MM acres. 1982: Recession leads to lower consumption; Payment In Kind program reduces planted acres 1991-1997: Low grain stocks lead to increased consumption 1998: Russian financial crisis impacts world markets 2001- mid 2008: Global economic expansion leads to increased demand (2006 delayed Chinese negotiations) 2010: Strong Recovery in US Agricultural Markets 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% - 2,000 4,000 6,000 8,000 10,000 12,000 Grains Stocks - to - Use Ratio KCL Tons ('000) FERTECON U.S. Potash Consumption and Grains Stocks - to - Use Ratio KCL Tons Average KCl Consumption Stocks-to-Use Ratio

Ethanol Has Become a Steady Demand Driver Ethanol demand has driven growth in corn use over the last decade Other uses have remained relatively flat Ethanol accounts for approximately 37% of projected total corn use over the next decade US ethanol production has reached record levels in the last two years due to exports, federal mandates, extension of the tax credit and EPA approval of E15 for vehicles newer than model year 2001 39 Ethanol for Fuel CAGR 1999-2010 2010-2020 23.3% 1.0% - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 16,000 18,000 1999/00 2000/01 2001/02 2002/03 2003/04 2004/05 2005/06 2006/07 2007/08 2008/09 2009/10 2010/11 2011/12 2012/13 2013/14 2014/15 2015/16 2016/17 2017/18 2018/19 2019/20 2020/21 Million Bushels USDA Projected US Corn Utilization Exports Ethanol for fuel FSI except ethanol Feed & residual Source: USDA Historic Forecast

40 Potash Production and North American Inventory Levels N. American Inventory (000s Tons KCL Equivalent) Sources: IPNI, Fertecon, Intrepid Potash®. Potash Production (000s Tons KCL Equivalent) Global Production North American Production 5,000 15,000 25,000 35,000 45,000 55,000 65,000 75,000 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 500 1000 1500 2000 2500 3000 3500 4000 Potash Inventory (000s tons KCl equivalent) North American Potash Inventory Since Jan. '09 Actual Inventory Level 5 yr avg. Monthly Inventory

Farmers Recognize the Agronomic Benefits of Potash Potash application rates were down in 2008 and 2009 A robust 2009 crop coupled with lower application rates meant that soils were being depleted of “banked” nutrients with the solid harvest in 2010 The solid 2010 crop likely resulted in a significant nutrient draw down, particularly for P & K 41 (1) USDA Estimate for 2009/10 Corn yield of 164.7 bu/acre and for 2010/11 Corn yield of 148.1 bu/acre. Solid Crop Yields the Last Three Growing Seasons Resulted in Removal of Nutrients from the Soil (1) 2007 average K2O Application: 43.6 lbs/Acre 2007 average K2O Removal: 55.8 lbs/acre 2007 average K2O Balance: - 12.2 lbs/acre - 20.0 - 10.0 0.0 10.0 20.0 30.0 40.0 50.0 60.0 1985 1990 1995 2000 2005 2010 Lbs of K2O Per Acre US K2O Balance: 1987-2007 Application Removal Balance Source: IPNI Preliminary Nutrient Use Geographic Information System - 2010

Nutrient removal of various crops 42 N P2O5 KCl Eq. *Based on 2009 world yield for Oil Palm and 2009 US Yields for all others Sources: UN Food and Agriculture Organization (FAO), International Plant Nutrition Institute, International Potash Institute, USDA lb/acre* Corn (grain) Cotton (lint) Rice Soybeans Sugarcane Tobacco Wheat Potatoes Oil Palm Coffee N 115.3 49.7 89.8 167.2 69.3 100.0 58.5 144.5 35.2 34.0 P2O5 62.6 21.8 47.2 37.0 43.3 10.0 27.0 61.9 70.4 3.4 KCl eq. 73.5 48.8 41.7 94.5 200.4 180.6 25.3 382.2 76.8 58.9 Yield(tons/ac)* 4.61 0.39 3.54 1.32 34.64 1.16 1.35 20.65 6.28 0.64 - 50 100 150 200 250 300 350 400 450 Nutrient Removal (Lbs/Acre*)

Removal of KCl by Selected Crops: Steady in the United States - Growing Significantly Worldwide 43 Sources: International Plant Nutrition Institute, UN Food and Agriculture Organization, USDA USA Removal of KCl Equivalent by Various Crops ROW Removal of KCl Equivalent by Various Crops 7,261 8,466 - 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 Thousand Short Tons Rice, paddy Sugar cane Sugar beet Wheat Seed cotton Soybeans Corn 25,291 32,904 - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 40,000 Thousand Short Tons Oil palm fruit Rice, paddy Sugar cane Sugar beet Wheat Seed cotton Soybeans Corn

United States Harvested Crop Acreage 44 Sources: UN Food and Agriculture Organization, USDA 72.4 68.8 69.3 70.9 73.6 75.1 70.6 86.5 78.6 79.6 81.3 72.4 73.0 72.5 72.5 74.0 71.3 74.6 64.1 74.7 76.4 76.8 53.1 48.5 45.8 53.1 50.0 50.1 46.8 51.0 55.7 49.9 53.6 23.1 23.8 23.1 23.6 21.7 22.4 21.4 21.7 21.7 21.3 20.7 13.1 13.8 12.4 12.0 13.1 13.8 12.7 10.5 7.6 7.7 10.8 0 50 100 150 200 250 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010F Million Acres Sugar cane Sugar beet Rice, paddy Seed cotton Alfalfa Wheat Soybeans Corn

World Harvested Area Increasing 45 Source: UN Food and Agriculture Organization USA Total Area Harvested ROW Total Area Harvested - 50 100 150 200 250 300 350 400 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Million Acres Legumes, Roots, Tubers & Tree Nuts Fruits and Vegetables Fiber Crops Oil Crops Forage Crops Cereals - 500 1,000 1,500 2,000 2,500 3,000 3,500 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 Million Acres Other Fiber Crops Fruits and Vegetables Legumes, Roots, Tubers & Tree Nuts Forage Crops Oil Crops Cereals

46 To Reach Recommended Application Levels, Brazil, India and China Must Increase Demand China Brazil India sources: IPNI, Potash Corp. (MM Tons KCL) Goal to attain self-sufficiency of food supply History of under-application of potash Need to increase yields Increasing land use for agricultural purposes ~15MM ~7MM ~5MM 0 5 10 15 20 25 30 35 Current Potential 0 2 4 6 8 10 12 Current Potential 0 2 4 6 8 10 12 Current Potential

47 Fertilizer Use Below Recommended Rates Source: Morgan Stanley, Agricultural Products Research, September 4, 2008. 146% Shortfall 86% Shortfall 288% Shortfall Global Application Rates (lb/acre) 60 112 24 59 17 66 0 20 40 60 80 100 120 Nitrogen Phosphate Potash Current Average Application Rate Scientifically Recommended Rate

Return on Potash Investment for Corn & Soybeans

Return on Potash Investment

Corn

% of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	79.97	$ 365.96	$ 37.69	$ 328.26	$ 9.71
23%	81-130	Medium	13%	39.99	$ 135.93	$ 18.85	$ 117.08	$ 7.21
15%	131-160	High	2%	19.99	$ 20.91	$ 9.42	$ 11.49	$ 2.22
47%	161+	Very High	-	0.00	-	-	-	-

Soybeans

% of U.S. Fields	Soil Test Level (ppm)	Classification	Yield Response to K	Application Rate (lbs/acre K20)	Value of Response	Cost of Potash	Return from Potash	ROI $/$
15%	0-80	Very Low/Low	35%	117.04	$ 204.23	$ 55.16	$ 149.07	$ 3.70
23%	81-130	Medium	13%	58.52	$ 75.86	$ 27.58	$ 48.28	$ 2.75
15%	131-160	High	2%	29.26	$ 11.67	$ 13.79	$ (2.12)	$ 0.85
47%	161+	Very High	-	0.00	-	-	-	-

Input Costs for Corn ($/bu)

	2011/12	
Revenue	$7.06	
Gross Margin	$2.90	
Input Costs		% of Total Costs
Potash	$0.20	5%
Total Fertilizer	$0.97	23%
Other Variable	$1.34	32%
Non-Land	$0.94	23%
Land	$0.91	22%
Total	$4.16	

Input Costs for Corn ($/acre)

	2011/12	
Revenue	$ 1,045.59	
Gross Margin	$ 429.08	
Input Costs		% of Total Costs
Potash	$ 29.69	5%
Total Fertilizer	$ 143.56	23%
Other Variable	$ 197.96	32%
Non-Land	$ 139.67	23%
Land	$ 135.32	22%
Total	$ 616.51	

ROI assumes 148.1 bu/acre and $7.06/bu for corn, 41.8 bu/acre yield and $13.96 for soybeans, $575/ton KCL (crop prices based on Dec. 2011 futures price minus $0.30 basis as of 09/09/11)
Input costs for corn use USDA estimate of 148.1 bu/acre for corn.
Sources: USDA, IPNI, CME, & Intrepid Potash®.

INTREPID POTASH
Supplying a Growing America™

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